Exhibit 10.66

3805 Old Easton Road    │    Doylestown, PA    │    United States 18902    │    Tel: 267.893.6650 │    www.arbutusbio.com

November 17, 2016

Personal and Confidential

Bill Symonds
103 Hardenbrook Court Cary, NC
USA, 27519

Dear Bill:

Effective November 15, 2016, your employment with Arbutus Biopharma Corp. (formerly Tekmira Pharmaceuticals Corp.) has been transferred to Arbutus Biopharma, Inc. Except for being employed by Arbutus Biopharma, Inc., all other terms of your employment will remain the same, as set forth in your Agreement to Serve as Chief Development Officer entered into as of May 29, 2015.

Very truly yours,

ARBUTUS BIOPHARMA, INC.

Mark J Murray President & CEO